Exhibit 21

Subsidiaries of the Company

Name	State or other jurisdiction of incorporation

FQ NS Six Holding, LLC	Delaware

I-295 NS Eight Holding, LLC	Delaware

NewStar Business Credit, LLC	Delaware

NewStar Business Funding 2010-1 LLC	Delaware

NewStar Business Funding 2012-1	Delaware

NewStar Structured Finance Opportunities II, LLC	Delaware

NewStar Structured Finance Opportunities, LLC	Delaware

NewStar LLC 2005-1	Delaware

NewStar Trust 2005-1	Delaware

NewStar Asset Management LLC	Delaware

NewStar Commercial Loan Funding 2012-1 LLC	Delaware

NewStar Commercial Loan Funding 2012-2 LLC	Delaware

NewStar Commercial Loan Funding 2013-1 LLC	Delaware

NewStar Commercial Loan Funding 2014-1 LLC	Delaware

NewStar Commercial Loan Funding 2015-1 LLC	Delaware

NewStar Commercial Loan Funding 2015-2 LLC	Delaware

NewStar Commercial Loan Trust 2007-1	Delaware

NewStar Concentration, LLC	Delaware

NewStar CP Funding LLC	Delaware

NewStar CRE Finance I LLC	Delaware

NewStar Equipment Finance I, LLC	Delaware

NewStar Loan Funding, LLC	Delaware

NewStar Securities Corporation, Inc.	Massachusetts

NS Commercial Lease Funding I, LLC	Delaware

NewStar Commercial Lease Funding 2015-1, LLC	Delaware

NewStar TRS I LLC	Delaware

NewStar Warehouse Funding I, LLC	Delaware

NewStar Bond Funding I LLC	Delaware

NewStar Bond Funding II LLC	Delaware

NewStar Bond Funding III LLC	Delaware

NewStar Commercial Loan Depositor 2012-2 LLC	Delaware

NewStar Commercial Loan Depositor 2013-1 LLC	Delaware

NewStar Commercial Loan Depositor 2014-1 LLC	Delaware

NewStar Commercial Loan Depositor 2015-1 LLC	Delaware

Name	State or other jurisdiction of incorporation

NewStar Commercial Loan Depositor 2015-2 LLC	Delaware

NewStar Capital, LLC	Delaware

NewStar Commercial Loan Originator I LLC	Delaware